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                                                                     EXHIBIT 4.7

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of December 9, 2003 (this "AGREEMENT"), among J. Ray McDermott, S.A., a Panamanian corporation (the "COMPANY"), each Subsidiary of the Company listed on the signature pages hereto and The Bank of New York, not in its individual capacity but solely as collateral agent (in such capacity, the "COLLATERAL AGENT").

         WHEREAS, the Company, the Guarantors from time to time party thereto and The Bank of New York, not in its individual capacity but solely as trustee (the "TRUSTEE"), have entered into the Indenture dated as of December 9, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE");

         WHEREAS the Company is willing to secure its obligations under the Indenture and the Notes issued thereunder by granting Liens on certain of its assets to the Collateral Agent as provided herein;

         WHEREAS each other Pledgor has guaranteed the foregoing obligations of the Company and is willing to secure its obligations under that guarantee by granting Liens on certain of its assets to the Collateral Agent as provided herein;

         NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent to enter into the Indenture and to induce potential investors to purchase the Notes, the Pledgors hereby agree with the Collateral Agent as follows:

         Section 1. Definitions.

         (a) Terms Defined in Indenture. Terms defined in the Indenture and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         (b) Additional Definitions. The following additional terms, as used herein, have the following meanings:

         "COLLATERAL" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Pledge Documents. When used with respect to a specific Pledgor, the term "Collateral" means all its property on which such a Lien is granted or purports to be granted.

         "CONTROL" has the meaning specified in UCC Section 8-106.

         "INDENTURE" has the meaning set forth in the first WHEREAS clause.

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         "EQUITY INTEREST" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof and (v) any warrant, option or other right to acquire any Equity
Interest described in this definition.

         "LLC INTEREST" means a membership interest or similar interest in a limited liability company.

         "ORIGINAL PLEDGOR" means any Pledgor that grants a Lien on any of its assets hereunder on the Issue Date.

         "OWN" refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and "ACQUIRE" refers to the acquisition of any such rights.

         "PERMITTED ENCUMBRANCES" has the meaning set forth in the Indenture.

          "PARTNERSHIP INTEREST" means a partnership interest, whether general or limited.

          "PLEDGE AGREEMENT SUPPLEMENT" means a Pledge Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary of the Company as a party hereto pursuant to Section 15 and/or adding additional property to the Collateral pursuant to Section 16.

         "PLEDGE DOCUMENTS" means this Agreement, the Pledge Agreement Supplements and all other supplemental or additional agreements or similar instruments delivered hereunder.

         "PLEDGED", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, "Pledged Equity Interest" means an Equity Interest that is included in the Collateral at such time.

         "PLEDGORS" means the Company, each Subsidiary of the Company listed on the signature pages hereto and each Subsidiary of the Company which from time to time becomes party hereto pursuant to Section 15.

         "POST-PETITION INTEREST" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Pledgors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

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         "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, exchange, assignment, or other disposition of, or other realization upon, any Collateral.

         "SECURED AGREEMENT", when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Company, obligations of a Guarantor and/or rights of the holder with respect to such Secured Obligation.

         "SECURED GUARANTEE" means, with respect to each Guarantor, its guarantee of the Secured Obligations under Article 12 of the Indenture.

         "SECURED OBLIGATIONS" has the meaning set forth in the Indenture.

         "SECURED PARTIES" has the meaning set forth in the Indenture.

         "TRANSACTION LIENS" means the Liens granted by the Pledgors under the Pledge Documents.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

         (c) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word "PROPERTY" shall be construed to refer to any and all

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tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         Section 2. Pledge.

         (a) The Company, in order to secure the Secured Obligations, and each other Pledgor, in order to secure its Secured Guarantee, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Company or such other Pledgor, as applicable, whether now owned or existing or hereafter acquired or arising and regardless of where located:

                  (i) all Equity Interests in any Material Subsidiary or Material Guarantor held directly by such Pledgor, and all of its rights and privileges with respect thereto and all income and profits thereon, and all dividends and other payments and distributions with respect thereto; and

                  (ii) all Proceeds of the Collateral described in the foregoing clause (i);

         (b) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Pledgor with respect to any of the Collateral or any transaction in connection therewith.

         Section 3. General Representations and Warranties. Each Original Pledgor represents and warrants that:

         (a) Such Pledgor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in Schedule 1 hereto.

         (b) Schedule 1 lists all Equity Interests in Material Subsidiaries or Material Guarantors owned by such Pledgor as of the Issue Date.

         (c) Such Pledgor owns its Collateral free and clear of any Lien other than Permitted Encumbrances. All shares of capital stock included in such Pledged Equity Interests have been duly authorized and validly issued and, in the case of Pledged Equity Interests issued by an entity organized under the laws of a jurisdiction of the United States, are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Except as otherwise permitted in the Indenture, such Pledgor is not and will not become a party to or otherwise bound by any agreement (except the Indenture, the Pledge Documents and the other Secured Agreements) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

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         (d) The Transaction Liens granted hereby on all Collateral owned by such Pledgor (i) have been validly created, (ii) will attach to each item of such Collateral on the Issue Date (or, if such Pledgor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations or such Pledgor's Secured Guarantee, as the case may be.

         (e) Immediately prior to delivery of the Pledged Equity Interests to the Collateral Agent, such Pledgor holds all Pledged Equity Interests owned by it directly (i.e., not through a Subsidiary, a Securities Intermediary (as defined in the UCC) or any other Person). All Pledged Equity Interests are represented by a certificate.

         Section 4. Further Assurances; General Covenants. (a) Each Pledgor covenants that such Pledgor will, from time to time, at the Company's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm, validate or enforce the Transaction Liens of such Pledgor's Collateral and cause the Collateral Agent to have Control thereof and enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Pledge Documents. To the extent permitted by applicable law, such Pledgor authorizes the Collateral Agent to file such financing statements or continuation statements without such Pledgor's signature appearing thereon.

         (b) No Pledgor will (i) change its name or corporate structure or (ii) change its location (determined as provided in UCC Section 9-307) unless it shall have given the Collateral Agent prior notice thereof.

         (c) Each Pledgor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Pledgor's Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Pledge Documents.

         Section 5. Investment Property. Each Pledgor represents, warrants and covenants as follows:

         (a) Equity Interests. On the Issue Date (in the case of an Original Pledgor) or the date on which it signs and delivers its first Pledge Agreement Supplement (in the case of any other Pledgor), such Pledgor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Equity Interests then owned by such Pledgor. Thereafter, whenever such Pledgor acquires any other certificate representing a Pledged Equity Interest, such Pledgor will immediately deliver such certificate to the Collateral Agent as Collateral hereunder.

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         (b) Perfection as to Equity Interests. When such Pledgor delivers the certificate representing any Pledged Equity Interest owned by it to the Collateral Agent and complies with Section 5(c) in connection with such delivery, (i) the Transaction Lien on such Pledged Equity Interest will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Equity Interest and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

         (c) Delivery of Pledged Certificates. All certificates representing Pledged Equity Interests, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank.

         (d) Communications. Each Pledgor will promptly give to the Collateral Agent copies of any material notices and other communications received by it from any third party with respect to Pledged Equity Interests registered in the name of such Pledgor or its nominee.

         (e) Compliance with Applicable Foreign Laws. If and so long as the Collateral includes any Equity Interest in a legal entity organized under the laws of a jurisdiction outside the United States, the relevant Pledgor will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction Lien on such Collateral ranks prior to all Liens and rights of third parties therein.

         Section 6. Transfer Of Record Ownership. To the extent permitted by and subject to compliance with applicable law, at any time when an Event of Default shall have occurred and be continuing and provided that the Collateral Agent shall have given written notice to the Pledgors of its intent to exercise its rights under this Section 6, the Collateral Agent may (and to the extent that action by it is required, the relevant Pledgor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Equity Interests (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Each Pledgor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section. The Collateral Agent will promptly give to the relevant Pledgor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Equity Interests registered in the name of the Collateral Agent or its nominee.

         Section 7. Right to Vote Pledged Equity Interests. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Pledgors written notice of its intent to exercise its rights under this Section 7(a), each Pledgor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Equity Interests owned by it, and the Collateral Agent will, upon receiving a written

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request from such Pledgor, deliver to such Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Equity Interests that is registered in the name of the Collateral Agent or its nominee, in each case as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent. Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Pledgors written notice of its intent to exercise its rights under this Section 7(a), the Collateral Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

         (a) If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Pledgors written notice of its intent to exercise its rights under this Section 7(b), the Collateral Agent will have the right (but not the obligation) to the extent permitted by applicable law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Equity Interests, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Pledgor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

         Section 8. Right to Receive Distributions on Collateral. At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to receive and to retain as Collateral hereunder all dividends and other distributions made upon or with respect to the Collateral and the Pledgor shall take all such action as may be necessary or as the Collateral Agent may deem necessary or appropriate to give effect to such right. All such dividends and other distributions which are received by the Pledgor at any time when an Event of Default shall have occurred and be continuing shall be received in trust for the benefit of the Collateral Agent and, if the Collateral Agent so directs during the continuance of an Event of Default, shall be segregated from other funds of the Pledgor and shall, forthwith upon demand by the Collateral Agent during the continuance of an Event of Default, be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement). After all Events of Default have been cured, the Collateral Agent's right to retain dividends and other distributions under this
Section 8 shall cease and the Collateral Agent shall pay over to the Pledgor any such Collateral retained by it during the continuance of an Event of Default.

         Section 9. Remedies upon Event of Default. (a) If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given prior written notice to the Pledgors of its intent to exercise its remedies under the Indenture and the Pledge Documents, the Collateral Agent may exercise (or cause

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its agents to exercise) any or all of the remedies available to it (or to such agents) under the Indenture and the Pledge Documents.

         (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and may sell or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Pledgor(s) as required by Section 11.

         Section 10. Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply the proceeds of any sale or other disposition of all or any part of the Collateral in the order of priorities set forth in Section 6.10 of the Indenture.

         Section 11. Authority to Administer Collateral. Each Pledgor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Pledgor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Company's expense, to the extent permitted by applicable law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Pledgor's Collateral:

                  (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                  (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, and

                  (c) to sell or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

provided that, except in the case of Collateral that threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Pledgor at least ten days' prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated (as defined in the UCC) and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

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         Section 12. Limitation on Duty in Respect of Collateral. Beyond the
exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

         Section 13. General Provisions Concerning the Collateral Agent.

         (a) In connection with its appointment and acting hereunder, the Collateral Agent shall be entitled to all rights, privileges, protections, immunities and indemnities provided to the Trustee (including in its capacity as Collateral Agent) under the Indenture, and shall be required to perform duties and exercise remedies or powers only to the extent required by Section 7.01 of the Indenture. Without limiting the generality of the foregoing and except as expressly set forth in the Indenture, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, and (iii) the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Company or its Subsidiaries that is communicated to or obtained by the entity serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Pledge Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default except as provided in Section 7.02(10) of the Indenture.

         (b) Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more agents appointed by it. The Collateral Agent and any such agent may perform any of its duties and exercise any of its rights and powers through its Affiliates. The exculpatory provisions of this Section shall apply to any such agent and to the Affiliates of the Collateral Agent and any such agent.

         (c) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Pledge Documents, including determining the

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amounts of the Secured Obligations or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Secured Parties, their Secured Obligations and actions taken by them, (ii) any Secured Party (or any trustee, agent or similar representative designated pursuant to Section 13(b) to supply such information) for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records, and (iii) the Company, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

         (d) Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent's opinion, (i) is contrary to law or the provisions of the Indenture or any Pledge Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

         Section 14. Termination of Transaction Liens; Release of Collateral.

         (a) The Transaction Liens granted by the Pledgors shall automatically terminate and all rights to the Collateral shall revert to the applicable Pledgor when all the Secured Obligations are satisfied in full. Subject to the compliance by the Pledgor with the requirements of the Indenture relating to the release of Collateral, the Collateral Agent will, at the Company's expense, execute and deliver to the Pledgors such instruments, and take such other actions, as the Pledgors shall reasonably request to evidence such termination.

         (b) At any time before the Secured Obligations are satisfied in full, the Pledgors may sell or otherwise transfer any Collateral if such sale or transfer is permitted by the Indenture. Subject to the compliance by the Pledgor with the requirements of the Indenture relating to the release of Collateral, the Collateral Agent will, at the request of the applicable Pledgor and at such Pledgor's expense, execute and deliver such instruments, and take such other actions as such Pledgor shall reasonably request to release the Collateral subject to such permitted sale or transfer from the Transaction Liens.

         Section 15. Additional Pledgors. Any Subsidiary of the Company may become a party hereto by signing and delivering to the Collateral Agent a Pledge Agreement Supplement, whereupon such Subsidiary shall become a "Pledgor" as defined herein.

         Section 16. Additional Collateral. Any Pledgor may from time to time add additional Equity Interests to the Collateral by signing and delivering to the

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Collateral Agent a Pledge Agreement Supplement whereupon such Equity Interests shall become "Collateral" as defined herein.

         Section 17. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 13.03 of the Indenture, and in the case of any such notice, request or other communication to a Pledgor other than the Company, shall be given to it in care of the Company.

         Section 18. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Pledge Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under the Indenture, any Pledge Document or any Secured Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Indenture, the Pledge Documents and the Secured Agreements are cumulative and are not exclusive of any other rights or remedies provided by law.

         Section 19. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Pledgors and their respective successors and assigns.

         Section 20. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and in compliance with the requirements of the Indenture.

         Section 21. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

         Section 22. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY PLEDGE DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY

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HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 23. Severability. If any provision of any Pledge Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (i) the other provisions of the Pledge Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    J. RAY MCDERMOTT, S.A.

                                    By: /s/ James R. Easter
                                        ----------------------------------------
                                        Name: James R. Easter
                                        Title: Vice President, Finance and
                                               Treasurer

                                    J. RAY MCDERMOTT HOLDINGS, INC.

                                    By: /s/ James R. Easter
                                        ----------------------------------------
                                        Name: James R. Easter
                                        Title: Vice President, Finance and
                                               Treasurer

                                    J. RAY MCDERMOTT INTERNATIONAL, INC.

                                    By: /s/ James R. Easter
                                        ----------------------------------------
                                        Name: James R. Easter
                                        Title: Treasurer

                                    OPI VESSELS, INC.

                                    By: James R. Easter
                                        ----------------------------------------
                                        Name: James R. Easter
                                        Title: Treasurer

                                    THE BANK OF NEW YORK, not in its
                                        individual capacity but solely as
                                        Collateral Agent

                                    By: /s/ Remo J. Reale
                                        ----------------------------------------
                                        Name: Remo J. Reale
                                        Title: Vice President

                                                                      SCHEDULE 1

                 EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES
                           OWNED BY ORIGINAL PLEDGORS
                             (AS OF THE ISSUE DATE)

                         JURISDICTION OF                               JURISDICTION OF                     NUMBER OF
                          ORGANIZATION                                 ORGANIZATION OF     PERCENTAGE      SHARES OR
     ISSUER                OF ISSUER                  PLEDGOR             PLEDGOR            OWNED           UNITS
     ------                ---------                  -------             -------            -----           -----
Hydro Marine               Panama              J. Ray McDermott, S.A.     Panama              100%          100,000
Services, Inc.
J. Ray McDermott           Delaware            J. Ray McDermott, S.A.     Panama              100%              100
Holdings, Inc.
J. Ray McDermott           Panama              J. Ray McDermott, S.A.     Panama              100%            1,000
International, Inc.
J. Ray McDermott, Inc.     Delaware            J. Ray McDermott           Delaware            100%            1,000
                                               Holdings, Inc.
OPI Vessels, Inc.          Delaware            J. Ray McDermott           Delaware            100%               20
                                               Holdings, Inc.
J. Ray McDermott           Panama              J. Ray McDermott           Panama              100%          100,000
Contractors, Inc.                              International, Inc.
J. Ray McDermott Middle    Panama              J. Ray McDermott           Panama              100%           10,000
East, Inc.                                     International, Inc.
J. Ray McDermott           Cayman Islands      OPI Vessels, Inc.          Delaware            100%              100
International Vessels,
Ltd.

                                      S-1-1

                                                                       EXHIBIT A

                                                             TO PLEDGE AGREEMENT

                           PLEDGE AGREEMENT SUPPLEMENT

         PLEDGE AGREEMENT SUPPLEMENT dated as of _______, ____, between [NAME OF PLEDGOR] (the "PLEDGOR") and The Bank of New York, not in its individual capacity but solely as Collateral Agent.

         WHEREAS, J. Ray McDermott, S.A., the other Pledgors party thereto and The Bank of New York, as Collateral Agent, are parties to a Pledge Agreement dated as of December 9, 2003 (as heretofore amended and/or supplemented, the "PLEDGE AGREEMENT"), under which J. Ray McDermott, S.A. secures certain of its obligations (the "SECURED OBLIGATIONS") and the other Pledgors secure their respective guarantees of the Secured Obligations;

         [WHEREAS, [name of Pledgor] desires to become a party to the Pledge Agreement as a Pledgor thereunder pursuant to Section 15 of the Pledge Agreement; and] (1)

         [WHEREAS, [name of Pledgor] is a party to the Pledge Agreement as a Pledgor thereunder and desires to add additional Equity Interests to the Collateral by signing and delivering to the Collateral Agent this Pledge Agreement Supplement pursuant to Section 16 of the Pledge Agreement; and] (2)

         WHEREAS, terms defined in the Pledge Agreement (or whose definitions are incorporated by reference in Section 1 of the Pledge Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

----------------------

         (1) Include this recital if a new Pledgor is becoming a party to the Pledge Agreement.

         (2) Include this recital if an existing Pledgor is subjecting additional Equity Interests to the Transaction Liens.

         1. Grant of Transaction Liens. (a) In order to secure [its Secured Guarantee] (3) [the Secured Obligations] (4), the Pledgor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Pledgor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the "NEW COLLATERAL"):

         [describe property being added to the Collateral]

                  (b) The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the New Collateral or any transaction in connection therewith.

         2. Delivery of Collateral. Concurrently with delivering this Pledge Agreement Supplement to the Collateral Agent, the Pledgor is complying with the provisions of Section 5 of the Pledge Agreement with respect to Equity Interests, in each case if and to the extent included in the New Collateral at such time.

         3. [Party to Pledge Agreement. Upon delivering this Pledge Agreement Supplement to the Collateral Agent, the Pledgor will become a party to the Pledge Agreement and will thereafter have all the rights and obligations of a Guarantor and a Pledgor thereunder and be bound by all the provisions thereof as fully as if the Pledgor were one of the original parties thereto.] (5)

         4. Representations and Warranties. (a) The Pledgor is duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

                  (b) The execution and delivery of this Pledge Agreement Supplement by the Pledgor and the performance by it of its obligations under the Pledge Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or

-----------------

         (3) Delete bracketed words if the Pledgor is the Company.

         (4) Delete bracketed words if the Pledgor is a Guarantor.

         (5) Delete Section 3 if the Pledgor is already a party to the Pledge Agreement.

         of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

                  (c) The Pledge Agreement as supplemented hereby constitutes a valid and binding agreement of the Pledgor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and (ii) general principles of equity.

                  (d) Each of the representations and warranties set forth in Sections 3 and 5 of the Pledge Agreement is true as applied to the Pledgor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a "Pledgor" shall be deemed to refer to the Pledgor, references to Schedules to the Pledge Agreement shall be deemed to refer to the corresponding Schedules to this Pledge Agreement Supplement, references to "Collateral" shall be deemed to refer to the New Collateral, and references to the "Issue Date" shall be deemed to refer to the date on which the Pledgor signs and delivers this Pledge Agreement Supplement.

         5. Governing Law. This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    [NAME OF PLEDGOR]

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    THE BANK OF NEW YORK, not in its individual
                                        capacity but solely as Collateral Agent

                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                      SCHEDULE 1
                                                             TO PLEDGE AGREEMENT
                                                                      SUPPLEMENT

                        EQUITY INTERESTS IN SUBSIDIARIES
                                OWNED BY PLEDGOR

                          JURISDICTION OF
                            ORGANIZATION          PERCENTAGE          NUMBER OF
ISSUER                       OF ISSUER              OWNED         SHARES OR UNITS
------                       ---------              -----         ---------------
